UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest events reported)    November 18, 1999
                                                       ----------------------
                                                          November 17, 1999
                                                       ----------------------


                      PUBLIC SERVICE COMPANY OF NEW MEXICO
                      ------------------------------------
             (Exact name of registrant as specified in its charter)


          New Mexico                                       85-00019030
         ------------             Commission               -------------
 (State or Other Jurisdiction     File Number 1-6986     (I.R.S. Employer
       of Incorporation                       ------     Identification Number)



        Alvarado Square, Albuquerque, New Mexico                 87158
        ----------------------------------------                 -----
        (Address of principal executive offices)               (Zip Code)



                                 (505) 241-2700
                                 --------------
              (Registrant's telephone number, including area code)


                         ------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)

Item 5. Other Event

The following is the Company's holding company proposal disclosed in the Company's news release dated November 17, 1999, and is being filed herewith as a current event.

PNM Seeks to Form Holding Company

ALBUQUERQUE, November 17, 1999 - PNM, Public Service Company of New Mexico (NYSE:PNM), today asked state regulators to approve the company's plan to split its business into two subsidiaries under a newly organized holding company. One of the subsidiaries will house PNM's electric and gas utility, while the second subsidiary will contain the company's generating plants, power marketing business, and other competitive business activities.

The plan filed today with the New Mexico Public Regulation Commission (PRC) complies with a new state law requiring utilities to separate transmission and distribution operations from their generation and power marketing activities.

"This new structure will allow PNM to remain New Mexico's largest local utility, continuing our outstanding record of customer service and community involvement," said PNM Chairman and Chief Executive Officer Benjamin Montoya. "At the same time, our non-regulated subsidiary will be free to compete in the power generation and marketing business and to pursue other growth opportunities in the energy industry."

The PNM name and logo will be used solely by the regulated utility subsidiary. Names for the holding company and the competitive generation subsidiary have not yet been selected.

At the PNM Annual Shareholders Meeting in 2000, shareholders will be asked to approve a mandatory share exchange plan through which their PNM stock would be exchanged for common stock in the new holding company. After the share exchange has been completed, the company will effect a transfer of assets and liabilities between the original PNM corporation and the new utility subsidiary.

PNM has about $2.6 billion in assets, financed with $1 billion of long-term debt, $700 million in current liabilities and $900 million in shareholders' equity. After the realignment of assets and liabilities under the new holding company structure, the new utility subsidiary will have about $1.2 billion in assets and $540 million in debt. The company intends that the utility subsidiary will have a debt to capital ratio of approximately 60 percent, which should allow it to obtain an investment grade credit rating of BBB+, according to PNM Treasurer Terry Horn.

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


"Because of our solid management record, predictable cash flow and the above-average growth we are experiencing in our local service territory, PNM's utility business is viewed favorably by the credit rating agencies," Horn said. "With the proper balance of debt and equity financing, the new subsidiary should qualify for an investment grade rating. That benefits both customers and shareholders by keeping financing costs low and assuring a steady flow of capital to maintain and expand our electric and gas system."

All transmission and distribution assets will be transferred or sold to the utility subsidiary at book value, while generation assets and $586 million in associated tax-exempt debt will remain with the power generation subsidiary. About $403 million in taxable debt may be transferred to the utility subsidiary, or the utility subsidiary may issue its own debt to finance acquisition of the transmission and distribution assets.

PNM also has off balance sheet obligations in the form of transmission line leases and leases of a portion of the company's share in Palo Verde Nuclear Generating Station. The holding company plan calls for the transmission leases to be transferred to the utility subsidiary. The Palo Verde leases will remain with the power generating company.

The holding company plan must be approved by the PRC, the Nuclear Regulatory Commission, the Federal Energy Regulatory Commission, the Federal Communications Commission, lessors and PNM shareholders.

The holding company proposal is part of a larger transition plan that PNM must file with the PRC by March 1, 2000. Other elements of the transition plan will deal with proposed methodologies for implementing electric customer choice in New Mexico, including proposed tariffs and a proposed procurement process for power to serve customers who do not choose a competitive power supplier. The transition plan is also to include projected amounts of stranded costs and transition costs and the proposed customer charges for recovery of those costs by the utility.

Statements made in this news release that relate to future events are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon current expectations and the company assumes no obligation to update this information. Because actual results may differ materially from expectations, the company cautions readers not to place undue reliance on these statements. Changes in interest rates, trends in the local and national economy, energy supply and demand, federal and state regulatory activity, the transition to a competitive electric market in New Mexico and the potential effects of stranded cost recovery associated with that transition may all have an impact on PNM's financing plans, operating performance, and future profitability. For a more detailed discussion of these and other important factors affecting PNM, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Form 10-K for the year ended December 31, 1998 and the Form 10-Q for the quarter ended September 30, 1999.

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


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        PUBLIC SERVICE COMPANY OF NEW MEXICO
                                        ------------------------------------
                                                    (Registrant)


Date:  November 18, 1999                        /s/ John R. Loyack
                                        ------------------------------------
                                                 John R. Loyack
                                        Vice President, Corporate Controller
                                            And Chief Accounting Officer
                                          (Officer duly authorized to
                                                sign this report)









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